                                                                   EXHIBIT 10.68

                                                      OMB APPROVAL NO. 2700-0042
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               AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
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1. CONTRACT ID CODE                           PAGE 1 OF 41 PAGES

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2. AMENDMENT/MODIFICATION NO.                 3. EFFECTIVE DATE
   42                                             SEE BLOCK 16C
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4. REQUISITION/PURCHASE REQ. NO.  N/A         5. PROJECT NO. (if applicable)

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6. ISSUED BY                    CODE BV2/Y55

   NASA/Lyndon B. Johnson Space Center        --------------------------------
   Space Shuttle Business Management Office   7. ADMINISTERED BY (if other
   Attn: BV2/ Christine Mack                     than item 6)
   Houston, TX 77058
                                                  CODE
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8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code)
   Spacehab, Inc.
   Attn: Nelda Wilbanks                         --------------------------------
   1595 Spring Hill Rd., Suite 360                        APPROVED
   Vienna, VA 22182
-------------------------------------------        /s/
CODE                        FACILITY CODE          ------------------------
-------------------------------------------        JSC PROCUREMENT OFFICER
[X] 9A. AMENDMENT OF SOLICITATION NO.
                                                           7/16/97
-------------------------------------------        -------------------------
9B. DATED (SEE ITEM 11)                                      DATE

-------------------------------------------        -------------------------
[X] 10A. MODIFICATION OF CONTRACT/ORDER NO.        10B. DATED (SEE ITEM 13)

                NAS 9-19250                                 11/17/94
----------------------------------------------------------------------------
           11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
----------------------------------------------------------------------------
[ ] The above numbered solicitation is amended as set forth in Item 14.
    The hour and date specified for receipt of Offers   [ ] is extended,
                                                        [ ] is not extended.
    Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

    (a) By completing Items 8 and 15, and returning      copies of the
amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
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12. ACCOUNTING AND APPROPRIATION DATE (If required)

N/A
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        13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS.
          IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
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[X]  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority)
        THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER
        NO. IN ITEM 10A.
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     B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE
        ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14. PURSUANT TO THE AUTHORITY OF FAR 43 103(b)
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[X]  C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
        10 U.S.C. 2304 (c)(1)
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     D. OTHER (Specify type of modification and authority)

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E.  IMPORTANT:  Contractor  [ ]is not  [X] is required to sign this document and return  3  copies to the issuing office.
                       ---
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14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where required.)

    The purpose of this modification is to: (1) definitize letter contract modification 23, Contract Change Orders (CCOs), 12, 13, 14, and 15, and all revisions; and (2) recognize full and equitable adjustment. To implement the above actions, the following changes are made to the contract:

    1. Article B.2.  SCHEDULE OF SERVICES TO BE PROVIDED, is deleted in its entirety and replaced with the following:




Except as provided herein, all items and conditions of the document referenced in Item 9A or 10A as heretofore changed, remained unchanged and in full force and effect.
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15A. NAME AND TITLE OF SIGNER (Type or print)

     Nelda Wilbanks, Contracts Administrator
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15B. CONTRACTOR/OFFEROR                         15C. DATE SIGNED
     /s/  Nelda Wilbanks                               7/11/97
     (Signature of person
      authorized to sign)
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16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)

     Carl C. Weber, Jr., Contracting Officer
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16B. UNITED STATES OF AMERICA

       By: /s/ Carl C. Weber, Jr.
       (Signature of Contracting Officer)
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16C. DATE SIGNED
     16 July 97
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
                                                                     NAS 9-19250
                                                             Modification No. 42
                                                                    Page 2 of 41
"B.2 SCHEDULE OF SERVICES TO BE PROVIDED

In accordance with the Statement of work set forth in Section C, the Contractor shall provide all flight and ground hardware and integration and operations services required to meet the following launch dates for seven missions to MIR:

        Missions                    Module Configuration     Launch Date
        --------                    --------------------     -----------
 Shuttle/Mir Mission-03 (S/MM-03)          Single            22 Mar 1996
 Shuttle/Mir Mission-04 (S/MM-04)          Double            16 Sep 1996
 Shuttle/Mir Mission-05 (S/MM-05)          Double            12 Jan 1997
 Shuttle/Mir Mission-06 (S/MM-06)          Double            15 May 1997
 Shuttle/Mir Mission-07 (S/MM-07)          Double            18 Sep 1997
 Shuttle/Mir Mission-08 (S/MM-08)          Double            15 Jan 1998
 Shuttle/Mir Mission-09 (S/MM-09)          Single            29 May 1998

                                (End of clause)"

2. Article B.3 FIRM-FIXED PRICE (NASA 18-52.2167-78) (DEC 1988) is deleted in its entirety and replaced with the following to reflect the negotiated price of $38,000,000 for definitization letter contract modification 23, and for CCOs 12, 13, 14, and 15, and all revisions.

"B.3 FIRM-FIXED PRICE (NASA 18-52.216-78) (DEC 1988)

The total firm-fixed-price of this contract is $88,506,600."

3. Section C, Statement of work is deleted in its entirety and replaced with the attached statement of work which includes the following revisions to letter contract modification 23:

         - As definitization for CCO 12, section 2.1, fourth paragraph, is deleted in its entirety and replaced with the following:

      "Figure 1 provides a preliminary payload manifest for the first four NASA-Mir Program Phase 1 missions utilizing SPACEHAB. It is provided to assist the Contractor in scoping the effort required. The payload complement for the remaining three missions shall be a combination of Russian logistics, research payloads and miscellaneous items associated with one crewmember exchange on S/MM-07 and S/MM-08, and one crewmember return on S/MM-09. Russian logistics items are expected to be similar to those items manifested on the first four missions, however, the quantity of items may be revised, as in the case of the Russian 800A storage batteries. The quantity of these batteries, which require special mounting hardware, has been increased from three to a maximum of seven on missions S/MM-07, -08 and -09. Additions, deletions, and changes to the individual payload mass and volume for both the launch and return payload complements, and changes to other

                                                                     NAS 9-19250
                                                             Modification No. 42
                                                                    Page 3 of 41

      requirements such as active versus passive payloads and Extra Vehicular Activity (EVA) requirements are anticipated. "

- As definitization for CCO 13, SOW Section 3.5.2.2 is modified by the addition of the following paragraph:

"For S/MM-06 the contractor shall provide routing and installation of a customer-provided data cable form the EORF to a SPACEHAB module Experiment Connector Panel, configuration of the module downlink telemetry system to accept EORF data, preflight testing of the data system with EORF data, and real-time throughput of the received telemetry data from the SPACEHAB POCC to the JSC Science Monitoring Area during the mission."

SOW Section 3.4, Power, the last sentence in the first paragraph, is deleted in its entirety and replaced with the following:

"In addition to standard electrical services for payloads, beginning with S/MM-04 the contractor shall provide a 28 VDC, 25 ampere electrical power outlet and cable to connect to the Enhanced Orbiter Refrigerator Freezer (EORF) to existing module electrical power circuits. In addition, for S/MM-06 the contractor shall provide an electrical power cable for connection of the Inflatable Thermal control unit (ITCU) to existing module electrical power circuits."

- As definitization for CCO 14, SOW Section 3.5.2.2, Telemetry, is modified by the addition of the following paragraph:

"For S/MM-06, -08 and -09 the Contractor shall provide the capability to process simultaneously in the POCC both real time downlinked telemetry data from the Realtime Radiation Monitoring Device (RRMD) experiment, and RRMD experiment data recorded on board during Orbiter Loss Of Signal (LOS) periods for delayed playback."

- As definitization for CCO 15, SOW Section 3.1, the following paragraph is added after the eleventh paragraph:

"The Contractor shall provide the hardware, facilities and services necessary to integrate a Russian-provided Elektron oxygen generating unit into the SPACEHAB double module for ascent or descent to/from the Mir Station on any SPACEHAB-Mir double module mission after S/MM-05."

- To support alternate landing site for S/MMs 07, 08, and 09, SOW Section 6.3.9, End-of-Mission Access, is deleted in its entirety and replaced with the following:

"The Contractor shall negotiate with the SSP through the PIP for early module access at the end of a mission. In concert with KSC landing and recovery personnel, and if necessary to meet payload complement requirements, the Contractor shall provide the

                                                                     NAS 9-19250
                                                             Modification No. 42
                                                                    Page 4 of 41


support necessary, including GSE, for the accomplishment of approved payload early removal from the module at the primary and first alternate landing sites. At the primary landing site the Contractor shall be ready to support a landing at any time after launch. At the first alternate landing site the Contractor shall be ready to support a landing at any time after Docking + 48 hours, if Shuttle-Mir docking is successful. If not successfully accomplished, support will be on a best effort basis. If necessary to provide timely support at the first alternate landing site, the Contractor shall preposition GSE there to support payload removal on all SPACEHAB-Mir missions. The Contractor shall have in place a rapid response plan to move the necessary personnel and equipment to other alternate or abort landing sites if so directed."

- To incorporate full capacity of the modules, negotiated as approximately 13,860 lbs, and to incorporate up to 25 percent active payloads the following changes are made:

         - SOW Section 2.3, paragraph (a) is deleted in its entirety and replaced with the following:

"a Total available SPACEHAB module internal volume. Except as constrained by (1) Space Shuttle ascent performance, (2) center-of-gravity considerations, and (3) the structural limitations of installed storage accommodations, and to the extent that (1) approved Phase 1 manifest requirements exist and (2) the utilization of storage capacity is operationally practical, the Contractor shall utilize all available module storage volume."

         - SOW Section 2.3, paragraph ( c) is deleted in its entirety and replaced with the following:

"c. Total allowable SPACEHAB payload weight. For each SPACEHAB-Mir mission the projected maximum payload net weight at launch is as follows:

             Mission               Payload Net Weight
             -------               ------------------
      Shuttle/Mir Mission-03        3132 lbs (1420 kg)
      Shuttle/Mir Mission-04        4421 lbs (2005 kg)
      Shuttle/Mir Mission-05        4224 lbs (1916 kg)
      Shuttle/Mir Mission-06        4647 lbs (2107 kg)
      Shuttle/Mir Mission-07        5250 lbs (2381 kg)
      Shuttle/Mir Mission-08        5250 lbs (2381 kg)
      Shuttle/Mir Mission-09        3360 lbs (1524kg)


        Manifesting of more or less payload net weight on any mission, up to the limits of Orbiter ascent performance, or center-of-gravity limits, or module structural capability, is not precluded. Active payloads manifested on SPACEHAB-Mir missions-07, 08, and 09 may constitute up to 25% of the total net ascent payload weight accommodated in the SPACEHAB during those missions. Active payloads (those requiring extensive ICD and

                                                                    NAS 9-19250
                                                             Modification No. 42
                                                                    Page 5 of 41

safety packages, module electrical power, crew training, procedures and flight support), either bulkhead or rack mounted, are not precluded on any mission."

- No adjustments will be made to the contract price for net ascent payload weight above or below 13,860 lbs. for S/MMs-7, 08, and 09.

- A new paragraph is added after the sixth paragraph of SOW Section 3.1 to incorporate a cargo net:

"The Contractor shall develop and provide a light weight cargo net or bag arrangement that may be stowed for ascent and deployed for descent. This shall be used to meet a requirement on S/MMs-07, 08, and 09 for an efficient method to return excess low density packing material from the Mir Station."

- Section 4.7, paragraph 1, is deleted in its entirety and replaced with the following for clarification of the payload complement assessment process:

"For each SPACEHAB-Mir mission, the contractor shall perform an assessment of candidate payloads for their technical and operational compatibility when integrated into a total mission complement. For the initial baselining, and for each proposed update to the Phase 1 Requirements Document, the Contractor shall perform an informal assessment of candidate payloads for their technical and operational compatibility when integrated into a total mission complement. The results of this assessment shall be informally transmitted to the Government's Phase 1 Requirements Integrated Product Team as part of the Phase 1 manifesting process. For each approved update to the baselined Phase 1 Requirements Document the Contractor shall develop and submit to the Government a Mission Requirements and Allocations Document (MRAD) (DRL Line Item No. 14) detailing how the approved requirements will be accommodated in SPACEHAB."

- The above and all other changes to Section C associated with incorporating S/MMs-07, 08, and 09, as negotiated, are bar-marked in the attached SOW.


- CC04 and all revisions, will be revised to include additional lease hardware on STS-89. The revised CCO will have an NTE of $580,000 and will be negotiated at $0 profit.

4. Article F.4, COMPLETION OF WORK (JSC 52.212-95) (SEP 1988), is deleted its entirety and replaced with the following:

        "F.4 COMPLETION OF WORK (JSC 52.219-95) (SEP 1988)

         All work required under this contract, including submission of all reports, shall be completed on or before July 31, 1998.

                                (End of clause)"

                                                                    NAS 9-19250
                                                             Modification No. 42
                                                                    Page 6 of 41


5. Clause H.5 LIMITATION OF FUNDS FIXED-PRICE CONTRACT (NASA 18-52.232-77) (MARCH 1989), paragraphs (a) and (c)(l) are deleted in their entirety and replaced with the following to reflect the new Schedule for Allotment of
      Funds:

      (a) Of the total price of this contract, the sum of $54,226,100 is presently available for payment and allotted to this contract. It is anticipated that from time to time additional funds will be allocated to this contract in accordance with the following schedule until the total price of said items is allotted:

                         SCHEDULE FOR ALLOTMENT OF FUNDS

            Date          Amounts
            GFY95     $12,800,000
            GFY96     $37,493,944
            GFY97     $30,500,000
            GFY98     $ 7,712,656

            TOTAL     $88,506,000


(c)(1) It is contemplated that funds presently allotted to this contract will cover the work to be performed until August 31, 1997."

6. Article H.7, RESERVED, is deleted in its entirety and replaced with the following:

      "H.7 AGREEMENT CONCERNING DELAYS IN LAUNCH DATES AS SET FORTH IN THE
           CONTRACT AND RELATED EQUITABLE ADJUSTMENTS

Since flight schedule changes are likely to occur, it is desirable to negotiate an agreement that equitable adjustments will not be made unless the schedule slips impact the hardware processing time or impacts the total period of performance under this contract. The proposed agreement is identified below:

No equitable adjustment shall be requested in the event of launch schedule changes as long as the launch schedule changes:

1.) Allow the contractor at least 45 working days to process hardware in the Spacehab Payload Processing Facility.

2.)      Do not increase the total period of performance under this contract.

                                (End of clause)"

                                                                    NAS 9-19250
                                                             Modification No. 42
                                                                    Page 7 of 41

7. Article H.10, RESERVED, is deleted in its entirety and replaced with the following:

      "H.10 SPECIAL PROVISION FOR CONTRACT CHANGES

      Notwithstanding the provisions of the Changes clause, the parties agree that no change made pursuant to the Changes clause shall give rise to an equitable adjustment in the firm-fixed-price or any other contract provision, when said change causes an increase or decrease in the contractor's estimated cost of performing that change is $30,000 or less in this contract. Each change shall be controlling in making this determination, and such change shall not, for purposes of determining the applicability of this clause, be added to any other change(s). The parties recognize that several changes may be grouped together in a bilateral contract modification for definitization; however, the dollar value of each individual change will be controlling in determining whether or not an equitable adjustment is in order.

                                (End of clause)"

8. Article I.8, PROGRESS PAYMENTS (FAR 52.232-16) (JUL 1991), of the basic contract, and Article I.11, PROGRESS PAYMENTS (FAR 52.232-16) (JUL 1991), Alternate II (AUG 1987), of letter contract modification 23, are deleted in their entirety following final payment for work in support of the basic missions totaling $50,506,600 and until the contractor's accounting system is approved by the Defense Contract Audit Agency.

9.    Article I.11, MILESTONE SCHEDULE, is hereby added to the contract:

      "I. 11 MILESTONE PAYMENT SCHEDULE

      The firm-fixed price for the lease of module and related services on a per-flight basis is as follows:

                                                          Firm-Fixed    Delivery
      Item Number    Services                                Price        Date
      -----------    --------                                -----        ----
      1              Lease of double module and
                     related integration services
                     on STS-86

      la             Interface Control Agreements
                     (Interface Control Documents (ICDs),
                     Stowage Interface Agreements (SIAs)
                     Payload Transfer Agreements (PTAs))
                     baselined                             $3,400,000   06/20/97

                                                                    NAS 9-19250
                                                             Modification No. 42
                                                                    Page 8 of 41

                                                              Firm-Fixed          Delivery
      Item Number    Services                                   Price               Date
      -----------    --------                                   -----               ----
      1b             Analytical Engineering Analyses
                      (Structural, Thermal, Electromagnetic
                     Interference/Electromagnetic
                     Compatibility (EMI/EMC) and
                     Acoustics) delivered to Space
                     Shuttle Program(SSP)                      $ 3,400,000       07/19/97
      1c             Delivery of flight-ready SPACEHAB
                     double module in accordance with the
                     SOW to KSC                                $ 3,400,000       08/13/97
      1d             Post-flight destow process complete       $ 3,400,000       10/28/97

      SUBTOTAL                                                 $13,600,000

      2              Lease of double module and
                     related integration services
                     on STS-89
      2a             Interface Control Agreements (ICDs,
                     SIAs, PTAs) baselined                     $ 3,400,000       10/16/97
      2b             Analytical Engineering Analyses
                     (Structural, Thermal, EMI/EMC and
                     Acoustics) delivered to SSP               $ 3,400,000      11/15/97
      2c             Delivery of fight-ready SPACEHAB
                     double module in accordance with the
                     SOW to KSC                                $ 3,400,000      12/03/97
      2d             Post-flight destow process complete       $ 3,400,000      02/24/98

      SUBTOTAL                                                 $13,600,000

      3              Lease of single module and
                     related integration services
                     on STS-91
      3a             Interface Control Agreements (ICDs,
                     SIAs, PTAs) baselined                     $ 2,700,000      02/27/98
      3b             Analytical Engineering Analyses
                     (Structural, Thermal, EMI/EMC and
                     Acoustics) delivered to SSP               $ 2,700,000      03/29/98



                                                                    NAS 9-19250
                                                             Modification No. 42
                                                                    Page 9 of 41

                                                              Firm-Fixed          Delivery
      Item Number    Services                                   Price               Date
      -----------    --------                                   -----               ----
      3c             Delivery of fight-ready SPACEHAB
                     double module in accordance with the
                     SOW to KSC                                $  2,700,000     04/21/98

      3d             Post-flight destow process complete       $  2,700,000     07/08/98

SUBTOTAL                                                       $ 10,800,000

TOTAL PAYMENTS                                                 $ 38,000,000

Milestone payments shall be made until the contractor's accounting system is approved. Following DCAA approval of the contractor's accounting system, milestone payments shall be used concurrently with progress payments. The milestone invoices will be credited for amounts received as progress payments during that milestone period.

                                (End of clause)"

                           SPACEHAB PHASE ONE CONTRACT
                                STATEMENT OF WORK

1.0 SCOPE

The National Aeronautics and Space Administration (NASA) and the Russian Federation are planning a cooperative space venture in which the Space Shuttle, carrying an external airlock and docking mechanism, will rendezvous and dock with the Russian Mir Space Station. There will be multiple missions to Mir and the purpose of these missions is logistical resupply of the space station, transfer of research, technology demonstration and risk mitigation payloads to/from the Mir, and to conduct on-orbit joint activities.

A pressurized habitable volume greater than that available in the Orbiter middeck is required for the payload to be carried to/from the Mir Space Station. To meet the requirement for additional habitable volume NASA intends to acquire the use of both SPACEHAB single and double modules, with end-to-end integration and operations services, for a series of seven flights to Mir in the early calendar 1996 to mid 1998 time period, assuming current Shuttle launch schedules. The period of performance of the contract issued to perform the tasks identified in this SOW shall run from November 17, 1994 until 45 days after the landing (R+45) of the last SPACEHAB-Mir mission, or about July 23, 1998, based on current launch schedules.

The following terms are used frequently throughout this SOW. The term "payload" corresponds to all NASA-Mir Program logistics items, science samples and equipment carried in the SPACEHAB module to or from orbit. "Module" refers to either single or double module configurations (unless explicitly stated) plus the module integration hardware required to effect a complete interface with the Orbiter. The integrated module and payload are referred to as the SPACEHAB "cargo element."

2.0 SERVICES PROVIDED TO THE GOVERNMENT

2.1 LEASE OF SPACEHAB FLIGHT HARDWARE

The Contractor shall provide the services of single or double SPACEHAB modules to NASA. These services include SPACEHAB flight hardware, Ground Support Equipment (GSE), and module trainers and mockups to support flight crew training and mission integration services. The SPACEHAB modules provided shall be capable of supporting Space Shuttle-Mir mission durations of up to 11 days plus 2 Space Shuttle contingency days (i.e. a landing delay due to a variety of reasons).

This Statement of Work covers provision of the following SPACEHAB related services by the Contractor to the Government: (1) physical accommodations in the SPACEHAB module for the operation, servicing and maintenance of Government-sponsored payloads on each flight; (2) associated mission integration, flight operations support, and mission deintegration services; and (3) provision of the required module resources (e.g., power, thermal, command and data management, etc.) for the payloads.

The contractor shall provide all flight and ground hardware and integration and operations services required to meet the following launch dates for seven missions to Mir.



             Mission                   Module Configuration      Launch Date
             -------                   --------------------     -----------
      Shuttle/Mir Mission-03 (S/MM-03)        Single            22 Mar 1996
      Shuttle/Mir Mission-04 (S/MM-04)        Double            16 Sep 1996
      Shuttle/Mir Mission-05 (S/MM-05)        Double            12 Jan 1997
      Shuttle/Mir Mission-06 (S/MM-06)        Double            15 May 1997
      Shuttle/Mir Mission-07 (S/MM-07)        Double            18 Sep 1997
      Shuttle/Mir Mission-08 (S/MM-08)        Double            15 Jan 1998

             Mission                   Module Configuration      Launch Date
             -------                   --------------------     -----------
      Shuttle/Mir Mission-09 (S/MM-09)        Single            29 May 1998


Figure 1 provides a preliminary payload manifest for the first four NASA-Mir Program Phase 1 missions utilizing SPACEHAB. It is provided to assist the Contractor in scoping the effort required. The payload complement for the remaining three missions shall be a combination of Russian logistics research payloads and miscellaneous items associated with one crewmember exchange on S/MM-07 and S/MM-08, and one crewmember return on S/MM-O9. Russian logistics items are expected to be similar to those items manifested on the first four missions, however, the quantity of items may be revised, as in the case of the Russian 800A storage batteries. The quantity of these batteries, which require special mounting hardware, has been increased from three to a maximum of seven on missions S/MM-07, -08 and -09. Additions, deletions, and changes to the individual payload mass and volume for both the launch and return payload complements, and changes to other requirements such as active versus passive payloads and Extra Vehicular Activity (EVA) requirements are anticipated.

Not shown in Figure 1 are 8 Middeck Locker Volume Equivalents of experiments which must be accommodated on one of the SPACEHAB-Mir missions to satisfy Spacehab Inc.'s obligations to NASA under Contract NAS9-18371.

                           S/MM-03 PAYLOAD DEFINITION
                                                                          Weight                 Pwr
                                                                      (kg)    (lbs)   MLE        (W)     Comments
                                                                      ---      ---   ----       ------   --------
Stowage Location        SCIENCE AND TECHNOLOGY
Middeck                 Commercial Generic Bioprocessing App.          54      119      2       A   40   up only
                        Protein Crystal Growth (STES)                  54      119      2       A  141   up only
                        Animal Enclosure Module (AEM)                  30       86      1       A   42
                        Microgravity GN(2) Dewar                       22       49      1          n/a   swap out
                        Blorack Late Access Locker                     22       49      1          n/a
                                                                      ---      ---   ----       ------
                                Subtotal                              182      401      7          223

                        ISSA ROCK MITIGATION
                        Micromat/Debns Photo Survey of Mir              0        0    n/a          n/a
                                                                      ---      ---   ----       ------
                                Subtotal                                0        0      0            0

                        LVA
                        SAFER(2)                                       91      200   #  8          n/a
                                                                      ---      ---   ----       ------
                                Subtotal                               91      200      8            0

                                                                      ---      ---   ----       ------
                                Middeck Total                         273      601     15          223

Pressurized Module      SCIENCE AND TECHNOLOGY
  (Spacehab-SM)         Biorack and 1 MLE Stowage                    -212      467   rack            7
                        TSD Science and Technology Experiments        109      240      4
                        LSLE Refrigerator and Freezer                  77      170   rack       A  183  req. entry seq.
                        Refrigerated and Frozen Stowage                20       44    n/a               down only
=======================================================================================================================
Under review            Microgravity Glovebox Experiments              80      175      4               up only
   due to               Life Sciences Stowage                          80      175      4               up only
  stowage               Ambient Science Logistics to Mir               60      132      3          n/a  swap out
limitations             BTS Hardware (STES and REM)                    38       84      3       A  400  up only
 (765 lbs               Fundamental Biology Stowage                    30       65      3               swap out
not included            GASMAP Stowage                                 21       46      1               up only
 in totals).            Two SIA Drawer Rack Modification               20       44   rack               swap out
                        Korund Liquid Phase Sintering                  10       22    0.5               up only
                        SAMs Data Disks                                 8       18    0.5          n/a  swap out
                                                                      ---      ---   ----       ------
                                Subtotal                              418      922      4          193
                                                                      ---      ---   ----       ------

                        ISSA ROCK MITIGATION
                        Mir Electric Field Characterization            37       82   *1.5       O  140  Shuttle/Mir
                        MEEP Mir Attach Hardware                       18       40    1.5          n/a
                                                                      ---      ---   ----       ------
                                Subtotal                               55      121      3          140
                                                                      ---      ---   ----       ------

STS-79 Notes:
A = Ascent
O = On-orbit
* = Req. window shade bag (mdk)                                     Steve Gayler
# = Assumes 2 airlock/ODS stowage bags              Manifest/Schedules Office/MC
Shuttle/Mir = Ops on both veh.                                           1/31/95


                                     1 of 2

                           S/MM-03 PAYLOAD DEFINITION

Stowage Location                                            Weight                      Pwr
                                                        --------------                  ---
                                                        (kg)      (lbs)     MLE         (w)      Comments
                                                        -------------------------------------------------
   Russian Logistics
                                     Gyrodyne           124       273       26.6        n/a      up only
      Storage Battery (3) and Transformer (3)           256       585          9        n/a      up only
                              Other Logistics           479     1,055         43        n/a      up only
                                                        ---     -----       ----        ---
                Subtotal                                868     1,914       78.6          0
                                                        ---     -----       ----        ---

   EVA
             Tools for 90 bolts & Stowage Bag            48       106          4        n/a
                                  DTO 871,872            21        47          2        n/a
                   Medical DSOs (482,489,494)             7        15        0.5        n/a
                                      DTO 640             7        15        0.5        n/a
                                                      -----     -----       ----        ---
               Subtotal                                  83       184          7          0
                                                      -----     -----       ----        ---

   PAO
                 Electronic Still Camera (ESC)           16        35        0.5        n/a
                                                      -----     -----       ----        ---
               Subtotal                                  16        35        0.5          0
                                                      -----     -----       ----        ---
        Pressurized Module Total                      1,440     3,176       93.1        533
                                                      -----     -----       ----        ---

Payload Bay
   ISSA Risk Mitigation
           MEEP (includes 2 POSAs, PPMD, ODC,           305       672        n/a        n/a      up only (Mir ext)
                                  and 4 APCs)
                                                      -----     -----       ----        ---
                Subtotal                                305       672          0          0
                                                      -----     -----       ----        ---

   EVA
                     DTO 671 (includes 1 APC)            54       120        n/a        n/a
                                                      -----     -----       ----        ---
                Subtotal                                 54       120          0          0
                                                      -----     -----       ----        ---
             Payload Bay Total                          359       792          0          0
                                                      -----     -----      -----        ---
                Mission Total                         2,072     4,689      108.1        556
                                                      -----     -----      -----        ---


STS-76 Notes
A = Ascent
O = On-orbit
* = Reg. window shade bag (mdk)                                     Steve Gaylor
# = Assumes 2 airlock/ODS stowage bags              Manifest/Schedules Office/MC
Shuttle/Mir = Ops on both veh.                                           1/31/95

                                     2 of 2

                                      C-7                               Figure 1

                            S/MM-04 Payload Definition

                                                             _________                _____
     STS-70                                                   Weight                   PWR
Stowage Location                                             _______________________________
     Middeck                                                  (kg)     (lbs)    MLE     (W)   Comments
                  __________________________________________________________________________
                  SCIENCE AND TECHNOLOGY
                                 Counter Measures Treadmill     84       185     n/a
                             Thermo-Electric Holding Module     69       132       2 E   150
                              Protein Crystal Growth (STES)     54       119       2     260   swap out
                                BTS Hardware (STES and BEM)     38        64       2     260   up only
                          Commercial Protein Crystal Growth     31        68       1     115   up only
                              Animal Enclosure Module (AEM)     30        66       1 E    42
                                   Microgravity GN(2) Dewar     16        35       1     n/a   swap out
                   _________________________________________________________________________
                                     Subtotal                  322       710       9     827
                   _________________________________________________________________________
                   ISSA RISK MITIGATION
                                Microbiology Monitor Kit #1      7        15       1     n/a   swap out
                        Micromet/Debris Photo Survey of Mir      0         0     n/a     n/a
                   _________________________________________________________________________
                                     Subtotal                    7        15       1       0
                   _________________________________________________________________________
                   CMAM PAYLOAD (OTHER CARGO)
                                               CMAM Payload    218       480       8
                   _________________________________________________________________________
                                     Subtotal                  213       480       8       0
                   _________________________________________________________________________
                   _________________________________________________________________________
                                  Middeck Total                547     1,205      18     827
                   _________________________________________________________________________
Pressurized Module SCIENCE AND TECHNOLOGY
  (Spacehab-DM)               LSLE Refrigerator and Freezer     85       187    rack
                                      Life Sciences Stowage     80       176       4          swap out
                          Microgravity Glovebox Experiments     80       176       4          swap out
                             Thermo-Electric Holding Module     69       152       2 E   150
                      Commerical Generic Bioprocessing App.     54       119       2          down only
                                      Counter Measures LBNP     37        82       2
                                Fundamental Biology Stowage     30        66       3          swap out
                    Materials in Devices as Superconductors     20        44       1          up only
                            Refrigerated and Frozen Stowage     20        44                  down only
                          Two SIA Drawer Rack Modifications     20        44    rack
                             BTS Hardware (Stowage and BCM)     16        35       1          up only
                    High-Temperature Liquid Phase Sintering     10        22     0.5          down only
                                            SAMS Data Disks      8        18     0.5     n/a  down only
                                   Film and Camera Supplies      5        11             n/a  swap out
                   _________________________________________________________________________
                                     Subtotal                  534     1,177      20     150
                   _________________________________________________________________________

STS-79 Notes
A = Ascent
O = On-orbit
E = Entry                                            Suzan Voss, Steve Gaylor
* = Requires window shade bag (middeck)          Manifest/Schedules Office/MC
Shuttle/Mir = Ops on both vehicles                                     3/7/95
                                     1 of 2
                                      C-8                            FIGURE 1

                           S/MM-04 Payload Definition

                                                                     ------------              -----
                                                                         Weight                 Pwr
STS-79                                                               -----------------------------------------------
Stowage Location                                                      (kg)     (lbs)     MLE    (W)     Comments
----------------  --------------------------------------------------------------------------------------------------

                  --------------------------------------------------------------------------------------------------
                  USSA Risk Mitigation

                        Active Rack Isolation System (ARIS)             494     1,090     n/a     600
                        Mir Electric Field Characterization              37        92     1.50    170    Shuttle/Mir
                        Mir Structural Dynamics Experiment               88       216        4    115    up only
                        Real-time Radiation Monitor Device               24        53        1     20    plus track
                  ---------------------------------------------------------------------------------------------------
                                Subtotal                                653     1,440     6.5     905

                  Russian Logistics

                        Gyrodyne & Fastening Ring                       124       273   26.5      n/a     up only
                        Storage Battery & Transformer                   265       585      9      n/a     up only
                        Water Container                                  64       140      5      n/a     up only
                        Food Containers                                 245       540     18      n/a     up only
                        Clothing                                         27        60      5      n/a     up only
                        Seat Liner Kit                                   42        92      8      n/a     up only
                        Personal Hygiene Equipment                       87       193      5      n/a     up only
                        Medical Kit                                       2         4    0.5      n/a     up only
                  --------------------------------------------------------------------------------------------------
                                Subtotal                                856      1,888  79.1      0

                  EVA

                        Tools for 96 Bolts & Stowage Bag                 48       106      4      n/a
                        (Shuttle-required)                                          0
                  --------------------------------------------------------------------------------------------------
                                Subtotal                                 48       106      4       0

                   Code U Risk Mitigation (other cargo)

                        Volatile Organics Analyzer                        6        13       0.5           up/down
                  --------------------------------------------------------------------------------------------------
                                Subtotal                                  6        13       0.5

                  --------------------------------------------------------------------------------------------------
                        Pressurized Module Total                      2,098      4,624      110    1055

Payload Bay       Science and Technology
                                  (none)                                  0           0

                  --------------------------------------------------------------------------------------------------
                                Subtotal                                  0           0      0         0

                  --------------------------------------------------------------------------------------------------
                        Payload Bay Total                                 0           0      0         0

                  --------------------------------------------------------------------------------------------------
                          Mission Total                               2,644        5,829   128.1    1882

STS-79 Notes
A = Ascent
O = On-orbit
E = Entry                                               Suzan Voss, Steve Gaylor
* = Requires window shade bag (middeck)             Manifest/Schedules Office/MC
Shuttle/Mir = Ops on both vehicles        2 of 2                          3/7/95

                                            C-9                         FIGURE 1

                           S/MM-05 PAYLOAD DEFINITION

                                                                   Weight               Pwr
    STS-81                                                      -------------           ---
Stowage Location                                                (kg)    (lbs)    MLE    (W)    Comments
----------------                                                ----    -----   ----    ---    --------
Middeck               SCIENCE AND TECHNOLOGY
                        Counter Measures Treadmill               84     185     n/a
                        Commercial Protein Crystal Growth        64     141      2              down only
                        Protein Crystal Growth (STES)            54     119      2              swap out
                        STS Hardware (STES and EEM)              38      84      2              swap out
                        Animal Enclosure Module (AEM)            30      66      1
                        Microgravity GN(2) Dewar                 22      49      1      n/a     swap out
                        Biorack Late Access Locker               22      49      1      n/a
                        Fundamental Biology GN(2) Dewar          22      49      1
                        -------------------------------------------------------------------
                                Subtotal                        336     741     10        0
                        -------------------------------------------------------------------

                      ISSA RISK MITIGATION
                        Optical Properties Monitor (OPM)        122     268     ODS?    n/a     up only
                        OPM/Shuttle Attach Kit                   13      29     ODS?    n/a     up only
                        OPM/Mir Interface Plate                  30      65        ?    n/a     up only
                        -------------------------------------------------------------------
                                Subtotal                        164     362        0      0
                        -------------------------------------------------------------------
                            Middeck Total                       500   1,103       10      0
                        ===================================================================

Pressurized Module    SCIENCE AND TECHNOLOGY
  (Spacehab-DM)         Biorack and 1 MLE Stowage               257     567     rack
                        Mechanics of Granular Materials (MGM)   168     370        5
                        LSLE Refrigerator and Freezer (x 2)     154     340     rack
                        Life Sciences Stowage                    80     176        4            swap out
                        Microgravity Glovebox Experiments        80     176        4            swap out
                        Counter Measures LBNP                    37      82        2
                        Baroreflex Hardware                      32      71        2            up only
                        Fundamental Biology Stowage              30      66        3            swap out
                        Two SIA Drawer Rack Modification         20      44     rack
                        Refrigerated and Frozen Stowage          20      44      n/a    n/a     down only
                        SVET Root Module                         20      44        1            swap out
                        SAMS Hardware for MGM                    20      44        1
                        SAMS Data Disks                           8      18      0.5            swap out
                        -------------------------------------------------------------------
                                Subtotal                        926   2,041     22.5      0
                        -------------------------------------------------------------------

                      ISSA RISK MITIGATION
                        MIR Electric Field Characterization      37      82      1.5O   140     Shuttle/Mir
                        Microbiology Monitor Kit #2               7      15      0.5    n/a     swap out
                        -------------------------------------------------------------------
                                Subtotal                         44      97        2    140
                        -------------------------------------------------------------------

STS-81 Notes:
A = Ascent
O = On-orbit
* = Requires window shade bag (middeck)                 Suzan Voss, Steve Gaylor
# = Assumes 40 lbs/locker                           Manifest/Schedules Office/MC
Shuttle/Mir = Operations on both vehicles                                 3/7/95

                                     1 of 2

                                      C-10                              FIGURE 1

                           S/MM-05 Payload Definition
                                                                         ------------------------            -----------
     STS-81                                                                       Weight                         Pwr
     ------                                                              -----------------------------------------------
Stowage Location                                                             (kg)        (lbs)        MLE        (W)        Comments
----------------                                                         -----------------------------------------------------------
                 Russian Logistics
                                  Target for Contents & MPE                   850        1,874#          47       n/a       ?? only
                 -------------------------------------------------------------------------------------------------------
                                  Subtotal                                    850        1,874           47         0
                 -------------------------------------------------------------------------------------------------------
                 EVA
                          Tools for 96 Bolts & Stowage Bag                     48          106            4       n/a
                 -------------------------------------------------------------------------------------------------------
                                  Subtotal                                     48          106            4         0
                 -------------------------------------------------------------------------------------------------------
                 Code U Risk Mitigation (other cargo)
                                      Water Quality Monitor                    68          150            4                 ?? only
                 -------------------------------------------------------------------------------------------------------
                                  Subtotal                                     68          150            4        0*
                 -------------------------------------------------------------------------------------------------------
                 -------------------------------------------------------------------------------------------------------
                        Pressurized Module Total                            1,936        4,268         79.5      140
                 -------------------------------------------------------------------------------------------------------
Payload Bay      Science and Technology
                                                     [none]                     0            0
                 -------------------------------------------------------------------------------------------------------
                                  Subtotal                                      0            0            0        0
                 -------------------------------------------------------------------------------------------------------
                 ISSA Risk Mitigation
                                                     [none]                                  0
                 -------------------------------------------------------------------------------------------------------
                                  Subtotal                                      0            0            0        0
                 -------------------------------------------------------------------------------------------------------
                 -------------------------------------------------------------------------------------------------------
                             Payload Bay Total                                  0            0            0        0
                 -------------------------------------------------------------------------------------------------------
                               Mission Total                                2,436        5,371         89.5      140
                 -------------------------------------------------------------------------------------------------------

STS-81 Notes:
A = Ascent
O = On-orbit
* = Requires window shade bag (middeck)
# = Assumes 40 lbs/locker                              Suzan Voss, Steve Gaylor
Shuttle/Mir = Operations on both vehicles  2 of 2  Manifest/Schedules Office/MC
                                                                         3/7/95

                                      C-11                              FIGURE 1

                           S/MM-06 Payload Definition

                                                              --------------           -----
STS-84                                                            Weight                Pwr
------                                                        ------------------------------
Stowage Location                                                 (kg)   (lbs)    MLE    (W)     Comments
----------------     -----------------------------------------------------------------------    --------
     Middeck         SCIENCE AND TECHNOLOGY

                                    Counter Measures Treadmill    84     185     n/a
                                  Protein Crystal Growth (STES)   54     119       2            down only
                                    BTS Hardware (STES and BEM)   33      84       2            down only
                       Advance Protein Crystalization Facility    32      71       2
                                  Animal Enclosure Module (AEM)   30      66       1
                               Fundamental Biology GN(2) Dewar    22      49       1            swap out
                                      Microgravity GN(2) Dewar    22      49       1    n/a     down only
                                    Biorack Late Access Locker    22      49       1    n/a
                     ----------------------------------------------------------------------
                                Subtotal                         304     670      10      0
                     ----------------------------------------------------------------------
                     ISSA RISK MITIGATION

                                      ESA Prox Ops Sensor Test             0       1
                     ----------------------------------------------------------------------
                                Subtotal                           0       0       1      0
                     ----------------------------------------------------------------------
                              Middeck Total                      304     670      11      0
                     ----------------------------------------------------------------------
Pressurized Module   SCIENCE AND TECHNOLOGY
  (Spacehab-DM)
                                     Biorack and 1 MLE Stowage   257     567    rack
                          Mechanics of Granular Materials (MGM)  168     370       5
                            LSLE Refrigerator and Freezer (x 2)  154     340    rack
                                         Life Sciences Stowage    80     176       4            swap out
                             Microgravity Glovebox Experiments    80     176       4            down only
                                         Counter Measures LBNP    37      82       2
                                   Fundamental Biology Stowage    30      66       3            down only
                               Refrigerated and Frozen Stowage    20      44     n/a            down only
                                              SVET Root Module    20      44       1            down only
                              Two SIA Drawer Rack Modification    20      44    rack
                                         SAMS Hardware for MGM    20      44       1
                       Materials in Devices as Superconductors    20      44       1            down only
                                            PIE (up on Priroda)   20      44       1            down only
                                           MSRE (up on Priroda)   20      44       1            down only
                                               SAMS Data Disks     8      18     0.5            swap out
                     ----------------------------------------------------------------------
                                Subtotal                         954   2,103    23.5      0
                     ----------------------------------------------------------------------
                     ISSA RISK MITIGATION

                     Treadmill Vibration Isolation System Exp.   145     320     4.5    120
                            Real-Time Radiation Monitor Device    24      53    rack     20
                                   Microbiology Monitor Kit #3     7      15     0.5    n/a     swap out
                     ----------------------------------------------------------------------
                                Subtotal                         176     388       5    140
                     ----------------------------------------------------------------------
                     RUSSIAN LOGISTICS

                                     Target for Contents & MPE   750   1,653*     41    n/a     up only

STS-84 Notes:
A = Ascent                                            Suzan Voss, Steve Gaylor
O = On-orbit                                      Manifest/Schedules Office/MC
* = Assumes 40 lbs/locker            1 of 2                             3/7/95

                                      C-12                            FIGURE 1

                           S/MM-06 Payload Definition

                                                                    Weight                         Pwr
   STS-84                                                    -----------------------------------------
Stowage Location                                             (kg)        (lbs)           MLE       (W)          Comments
----------------                                             ------------------------------------------------------------
                   ------------------------------------------------------------------------------------------------------
                                 Subtotal                       750       1,653             41       0
                                                              -----       -----           ----     ----

                    EVA
                        Tools for 96 Bolts & Stowage Bag         48         106              4     n/a
                                                              -----       -----           ----     ----
                                 Subtotal                        48         106              4       0
                                                              -----       -----           ----     ----
                    Code U Risk Mitigation (other cargo)
                      Vapor Compression Distillation System     225         496           rack                 up only
                                    Volatile Removal System      50         110           rack                 up only
                              Crew Medical Restraint System      45          99              4                 up only
                                                              -----       -----           ----     ----
                                 Subtotal                       320         705              4        0*
                                                              -----       -----           ----     ----
                    Space Shuttle Program Office
                                Orbiter Space Vision System      70         154              4
                                                              -----       -----           ----     ----
                                 Subtotal                        70         154              4        0
                                                              -----       -----           ----     ----
                         Pressurized Module Total             2,318       5,110           81.5      140
                                                              -----       -----           ----     ----

Payload Bay         Science and Technology
                                                     (none)       0           0
                                                              -----       -----           ----     ----
                                 Subtotal                         0           0              0        0
                                                              -----       -----           ----     ----
                    ISSA Risk Mitigation
                                   ESA Prox Ops Sensor Test      25          55            n/a
                                                              -----       -----           ----     ----
                                 Subtotal                        25          55              0        0
                                                              -----       -----           ----     ----

                           Payload Bay Total                     25          55              0        0
                                                              -----       -----           ----     ----

                              Mission Total                   2,647       5,836           92.5      140
                                                              -----       -----           ----     ----


STS-84 Notes:
A = Ascent                                            Suzan Voss, Steve Gaylor
O = On-orbit                                      Manifest/Schedules Office/MC
# = Assumes 40 lbs/locker                                               3/7/95

                                   2 of 2

                                    C-13                            FIGURE 1

2.2    ACQUISITION OF CONTRACTOR INTEGRATION & OPERATION SERVICES

As a minimum, the following services are to be provided by the Contractor:

a. Manifest assessment support to the NASA-Mir Phase 1Program Office for each SPACEHAB-Mir mission. Perform trade-off studies of proposed launch and return payloads, assessing volume, weight, electrical power and other requirements against module resources to achieve the optimum module configuration for each mission. Participate in manifest working groups as directed by the Contracting Officer's Technical Representative
       (COTR).

b. Acquisition, analysis, integration, and documentation of SPACEHAB payload technical systems and operational constraints data. Management of resultant data bases and documents in accordance with the established Space Shuttle payload integration process in order to facilitate overall Shuttle mission integration and to ensure SPACEHAB cargo element compatibility and operator safety with the Space Shuttle for each SPACEHAB-Mir mission.

c. Development, utilization and maintenance of a Product Assurance Plan (DRL Line Item No. 17) to assure the safety of personnel and to provide to the Government highly reliable SPACEHAB modules which conform to applicable quality and safety requirements.

d. For each SPACEHAB-Mir mission, representation to the Government of all matters regarding flight safety, Space Shuttle mission integration processes, and technical management of module and payload systems development. The Contractor representative(s) shall be the Government's point of contact for mutual exchange of correspondence, documentation, and data as well as for participation in telecons, meetings, working groups, and various other mission support forums.

e. Contractor-provided training (including Contractor-provided equipment, documentation, and instruction) of flight crew and ground controllers in the operation of SPACEHAB module systems. Also, Contractor-coordinated training (including user-provided equipment, documentation, and instruction) in the operation of each SPACEHAB-Mir mission's complement of SPACEHAB payloads shall be conducted according to established NASA mission development schedules and milestones. Integrated Space Shuttle and SPACEHAB module systems training will be conducted at the NASA-Lyndon B. Johnson Space Center (JSC).

f. Coordination of direct Contractor and user participation in the Joint Integrated Simulations (JIS's) for each SPACEHAB-Mir mission. This support shall be provided from the NASA-JSC Mission Control Center (MCC) complex, specifically from the Payload Operations Control Center (POCC). Customer Support Room (CSR) areas for SPACEHAB program management support shall be utilized.

g. Analytical and physical ground integration, test and checkout services necessary to permit the fully integrated SPACEHAB with its payload complement to go directly to the NASA-Kennedy Space Center (KSC) Operations & Checkout (O&C) Facility for launch processing (except for late pad access items).

h. Personnel and equipment needed to install and remove payloads during SPACEHAB module late access, early retrieval and launch scrub turnaround activities. This support will be provided to KSC in response to Space Shuttle launch/landing requirements.

i. Coordination of direct Contractor and user participation in flight operations (a.k.a. real-time prelaunch, ascent, on-orbit, descent, and landing operations) associated with each SPACEHAB-Mir mission. This support will be provided from the MCC, specifically from the POCC and CSR areas.

j. Deintegration and disposition of payloads at completion of each SPACEHAB-Mir mission.

k. Physical security at the appropriate level to protect proprietary data, hardware, or processes during all SPACEHAB-Mir Mission support phases.

l. Coordination with the NASAMir program regarding interaction or exchange of payloads to/from the SPACEHAB module to/from the Mir Space Station SPACEHAB-Mir missions.

m. A communication system for Personal Computers (PC's) located at NASA-JSC, the Contractor's offices in Virginia, Florida and Texas, and McDonnell Douglas Aerospace in Huntsville, Alabama. The communication system shall provide electronic mail (e-mail) connectivity and file transfer capability. Word processing and spreadsheet software shall be compatible with NASA-JSC standards.

2.3     SPACEHAB MODULE RESOURCES

SPACEHAB module resources availability shall be a principal consideration in Contractor determination of feasible flight manifests and in the development of associated payload integration and crew training milestones. The following shall be considered as a minimum SPACEHAB module resource available to the Government on any SPACEHAB-Mir mission.

a. Total available SPACEHAB module internal volume. Except as constrained by (1) Space Shuttle ascent performance. (2) center-of-gravity considerations and (3) the structural limitations of installed storage accommodations, and to the extent that (1) approved Phase 1 manifest requirements exist and (2) the utilization of storage capacity is operationally practical the Contractor shall utilize all available module storage volume.

b.      Total available external payload mounting area on module roof

c. Total allowable SPACEHAB payload weight. For each SPACEHAB-Mir mission the projected maximum payload net weight at launch is as follows:

                Mission                 Payload Net Weight

        Shuttle/Mir Mission-03          3132 lbs (1420 kg)
        Shuttle/Mir Mission-04          4421 lbs (2005 kg)
        Shuttle/Mir Mission-05          4224 lbs (1916 kg)
        Shuttle/Mir Mission-06          4647 lbs (2107 kg)
        Shuttle/Mir Mission-07          5250 lbs (2381 kg)
        Shuttle/Mir Mission-08          5250 lbs (2381 kg)
        Shuttle/Mir Mission-09          3360 lbs (1524 kg)

        Manifesting of more or less payload net weight on any mission, up to the limits of Orbiter ascent performance, or center-of-gravity limits or module structural capability is not precluded. Active payloads manifested on SPACEHAB-Mir missions-07, -08 and -09 may constitute up to 25% of the total net ascent payload weight accommodated in the SPACEHAB during those missions. Active payloads (those requiring extensive ICD and safety packages, module electrical power, crew training, procedures and flight support), either bulkhead or rack mounted, are not precluded on any mission.

d.      Available AC/DC power

e.      Vacuum venting capability

f.      Video, command and data management capability

g.      Payload late access/early removal capability

h. Interface hardware including but not limited to: lockers, racks, soft pack stowage including foam, adapter plates and other hardware to accommodate payloads to be flown in the SPACEHAB module and possibly transferred to or from Mir

i.      Active payload cooling capability

j.      Payload-required ancillary equipment provided in the SPACEHAB inventory

k.      Crew training services

l.      Crew time

m.      Crew work area

n.      Single or double modules
        Only a single module is available for S/MM-03. A single module shall be manifested on S/MM-09 for compatibility with the Alpha Magnetic Spectrometer (AMS) payload also manifested on that mission. All other SPACEHAB-Mir missions shall utilize double modules.

Note: The Phase 1 Requirements Document is the driver for the aggregate of the above resources.

3.0  SPACEHAB MODULE PERFORMANCE REQUIREMENTS

3.1  MODULE SIZE/VOLUME/WEIGHT/INTERNAL CONFIGURATION

Size, weight, and volume accommodations of the SPACEHAB module in all text that follows shall be such that they are contained within the Orbiter cargo bay and connect to the Orbiter Docking System (ODS) or the Spacelab Tunnel Adapter hatch opening through an extended tunnel. The structural/mechanical interface between the SPACEHAB module and the Orbiter shall consist of four longeron trunnions and one keel trunnion that shall attach to SSP-provided longeron and keel attach fittings. Trunnion locations for the single and double modules shall be as follows:

                                         Single Module           Double Module
                                         -------------           -------------
         Forward trunnions (2)          X(o) = 1013.9 in.      x(o) = 1013.9 in.
         Aft trunnions (2)              X(o) = 1108.3 in.      x(o) = 1218.5 in.
         Keel trunnion (1)              X(o) = 1108.3 in.      x(o) = 1108.3 in.

In addition, the Contractor shall provide for the SPACEHAB-Mir missions a 65.3 in. long tunnel segment which shall interface with the Orbiter with two longeron trunnions and a keel trunnion, all located at Orbiter X(o) = 954.9 in. The SPACEHAB-provided tunnel segment shall be integrated by KSC with the cylindrical section of the Spacelab Transfer Tunnel and the Spacelab Mir Tunnel Extension to form a complete tunnel assembly connecting the ODS or the Tunnel Adapter (in the OV-103 configuration) to the SPACEHAB module.

The complete structural/mechanical interface between the module, the tunnel and Orbiters OV-103, OV-104 and OV-105 shall be specified in the A-level Orbiter-to-SPACEHAB Interface Control Document (ICD) for the SPACEHAB-Mir missions ICD-A-21095. It is planned to use OV-104 for S/MM-03 through S/MM-07, OV-105 for S/MM-08 and OV-103 for S/MM-09.

NASA plans to utilize the full volumetric and mass capacities of the SPACEHAB modules though consideration must be given to launch and landing mass constraints required to enable the Space Shuttle to manage Orbiter center-of-gravity conditions that will be effected by the planned location of the module in the Payload Bay.

The overall design of the single and double modules must minimize reduction in launch performance and complexity of physical integration into the Orbiter while maximizing manifesting flexibility and must be easily accessible from the Orbiter middeck when on orbit. Interior volume and external mounting area shall accommodate projected Government-sponsored payload manifests contained in mission-specific Phase 1 Requirements Documents.

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The SPACEHAB modules shall provide accommodations for standard Orbiter middeck lockers, and equipment designed to utilize standard middeck locker interfaces. The use of soft stowage bags, some of which should be sized to fit within standard lockers, is encouraged as a weight-saving measure.

The Contractor shall develop and provide a light weight cargo net or bag arrangement that may be stowed for ascent and deployed for descent. This shall be used to meet a requirement on S/MM-07, -08 and -09 for an efficient method to return excess low density packing material from the Mir Station.

Accommodations for SPACEHAB racks shall be provided. Rack mounting capabilities shall accommodate 19-inch wide payload mounting panels with standard interfaces. These racks and their supporting module subsystems shall accommodate those payloads in Figure 1 identified as requiring rack installation, whether new SPACEHAB installations or payloads originally designed for Spacelab racks. SPACEHAB racks, both single and double, shall be capable of being outfitted as Soft Stowage(TM) racks, capable of accommodating either Contractor-provided Soft Stowage(TM) bags or NASA-provided Collapsible Transfer Bags.

The Contractor shall provide the hardware, facilities and services necessary to support integration of the European Space Agency-provided Biorack facility in a SPACEHAB rack for three missions to Mir. The Contractor shall also build and provide ground translation and display computer software to allow ground computers at NASA-JSC to provide the same Biorack screen displays as seen in the SPACEHAB module on-orbit.

The Contractor shall provide an adaptive structure (J-Frame) and Ground Support Equipment (GSE) to allow installation of an International Standard Payload Rack
(ISPR) in the SPACEHAB module. Additionally, the Contractor shall provide the hardware and services necessary to support integration of an ISPR and Active Rack Isolation System (ARIS) experiment in the Contractor-provided J-Frame for one SPACEHAB-Mir mission.

The Contractor shall provide the hardware, software and services required to effect a data interface for the Real-time Radiation Monitor Device (RRMD) Risk Mitigation Experiment with the SPACEHAB Ground Teleoperations System (GTS) and provide ground cabling necessary for RRMD/GTS operations at the SPACEHAB Payload Processing Facility (SPPF) and at the NASA-JSC POCC.

The Contractor shall provide the hardware and services necessary to integrate a Russian-provided ORLAN-DMA Space Suit into a SPACEHAB double module for return from the Mir Station on one SPACEHAB-Mir mission. In addition, the Contractor shall provide to NASA-JSC flight-like training items (straps and hardware) to support crew training in a JSC-supplied mockup.

The Contractor shall provide the hardware, facilities and services necessary to integrate a Russian-provided Elektron oxygen generating unit into the SPACEHAB double module for ascent or descent to/from the Mir Station on any SPACEHAB-Mir double module mission after S/MM-05.

The Contractor shall provide the hardware, including the lease of Contractor-owned support hardware, facilities and services necessary to integrate the Volatile Removal Assembly (VRA) into a SPACEHAB rack for S/MM-06. To replace VRA on its originally scheduled mission, S/MM-06, the Contractor shall provide additional Soft Stowage(TM) hardware to allow reconfiguration of the SPACEHAB rack volume reserved for VRA to a stowage configuration.

Standard Interface Adapter (SIA) panel units and drawers shall be accommodated. Other payload accommodations required include Z-axis viewing through one or more MSFC-provided view ports, vacuum vent capability, power, cooling, video and data management, late access/early retrieval of payloads from the modules, and ascent and descent power.

For payloads requiring transfer, SPACEHAB translation aids and stowage systems shall be designed such that they do not preclude transfer of these payloads through the existing Space Shuttle airlock and ??DS hatch openings. Provisions must be included to perform scheduled and unscheduled inflight maintenance of the SPACEHAB modules.

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
3.2 HUMAN FACTORS

The crew work area of each SPACEHAB module shall be designed to accommodate a minimum of 2 crewmembers working simultaneously and continuously, and three to four crewmembers working for shorter periods. A "shirtsleeve environment" must be maintained and foot restraints, handholds, air diffusers, and lighting provided in appropriate locations. A work station may be required to support specific payload requirements.

3.3 ENVIRONMENTAL CONTROL

The SPACEHAB modules shall preserve a crew habitable "shirtsleeve environment" when integrated with the Orbiter. Air temperature, surface temperatures, carbon dioxide concentration, air circulation, moisture condensation, contamination and humidity control shall be maintained to assure a safe environment for a minimum of two crew members working simultaneously and continuously, or for three to four crewmembers working for shorter periods. An environment comparable to that in the Orbiter middeck must be maintained.

Because of limitations placed on the capability of the SPACEHAB Atmospheric Revitalization System (ARS) by the flow rate and dew point of the conditioned/unconditioned air mixture ducted from the Orbiter, use of crew exercise devices such as the treadmill or cycle ergometer in the SPACEHAB module is not contemplated on SPACEHAB-Mir missions.

3.3.1 Heat Rejection

The SPACEHAB modules, when integrated into the Orbiter, shall be designed to reject heat from payloads using module air flow or utilizing a forced air and/or liquid cooling system. Methods for ease of connection/disconnection, flow variation and isolation of the cooling flow shall be provided. The total SPACEHAB module and payload complement may require up to 6.0 kilowatts of active cooling on orbit and 1,500 watts during prelaunch, launch, landing, and post-landing. Heat rejection shall be compatible with environmental control requirements. See (Shuttle Orbiter/Cargo Standard Interfaces) CD-2-19001 for details. The Contractor shall perform mission unique thermal analyses as a part of the Spacehab-Mir Mission Performance Analyses (DRL Line Item No. 4) which verify that the SPACEHAB module and its manifested payloads can operate during routine mission situations at a cabin temperature that is comfortable to the crew.

3.3.2 External Thermal Requirements

The SPACEHAB module shall be designed to have the same attitude-hold capability as the Orbiter which is defined in Section 61.1.2 of ICD-2-19001 and shall not require any on-orbit thermal attitude constraints in a fully operative mode. In the event of degraded performance of SPACEHAB subsystems, the Contractor shall not rely on Orbiter attitude control to prevent module external water line freezing.

The SPACEHAB module water loop design shall permit satisfactory thermal system performance at the "maintenance level" with the Orbiter radiators in bypass mode and the module water pump in operation (as they would be during radiator cold soak prior to nominal deorbit).

3.3.3 Vacuum Venting

3.3.3.1 Module Venting

For safety, a capability for venting of the module internal atmosphere shall be provided and shall be capable of activation by the crew from the safe haven of the Orbiter.

3.3.3.2 Payload Venting

The SPACEHAB module shall provide a capability to allow multiple payloads to be exposed to a controlled vacuum environment. This will be an on-orbit operation performed by the crew and shall not jeopardize the safety of the flight crew or harm other payloads in the SPACEHAB module.

3.4 POWER

The SPACEHAB module, when integrated into the Orbiter, shall be designed to accommodate two (2) Orbiter power feeds to supply up to 3.5 kilowatts of continuous and 6 kilowatts peak DC power during on-orbit (payload bay doors open) operations. Accommodations on both power feeds for switching of power to the module shall be provided by the contractor. In addition, the SPACEHAB module shall accommodate 690 volt-amps (VA) continuous and 1,000 VA peak AC power during on-orbit (payload bay doors open) operations from auxiliary feeds. For ascent and descent, the module shall accommodate 1.3 kilowatts of DC power only. See ICD-2-19001 for details. The module shall provide these standard services to numerous interface locations as needed to meet the payload requirements. All payload locations shall be accessible to these accommodations and easily integrated. In addition to standard electrical services for payloads, beginning with S/MM-04 the Contractor shall provide a 28 VDC, 25 ampere electrical power outlet and cable to connect the Enhanced Orbiter Refrigerator/Freezer (EORF) to existing module electrical power circuits. In addition, for S/MM-06 the Contractor shall provide an electrical power cable for connection of the Inflatable Thermal Control Unit (ITCU) to existing module electrical power circuits.

The power system design for safety critical systems and subsystems shall comply with the applicable redundant electrical power and failure requirements of the Safety Policy and Requirements for Payloads using the Space Transportation System NSTS 1700.7B. Specifically, a Main Power Kill command shall require the ability to switch safety-critical module AC powered equipment (fans and water circulation pumps) from SPACEHAB to Orbiter AC power from a location outside the module.

3.5 COMMAND AND DATA MANAGEMENT SYSTEMS

The module shall be compatible with the assisting Orbiter command and telemetry systems and utilize those services currently provided as standard payload accommodations. The SPACEHAB module shall provide a Command and Data Management system that is capable of performing, as a minimum, the following functions:

3.5.1 Orbiter-To-Module Services

3.5.1.1 Monitoring and Control

Provide the capability within the Orbiter crew and compartment for sufficient monitoring and control of the module subsystems to perform time critical and safety critical operations without requiring access to the module itself. Provide capability to monitor module status during all phases of operation where the module is active.

This requires that module systems be adequately instrumented to allow monitoring not only of obvious safety critical functions such as fire suppression and cabin pressure, but also of functions which control routine module/payload resource interfaces and services (such as power to payload lockers and racks).

SPACEHAB module systems health parameters monitorable from the Orbiter aft flight deck must also be monitorable from within the module. Use of the Payload and General Support Computer (PGSC) should be considered.

3.5.1.2 Telemetry

Provide the capability for the module systems and payload data to be included in the Orbiter downlink telemetry and if required, to the Orbiter Multifunction Cathode ray tube Display System (MCDS). Uplink command capability to SPACEHAB module systems and payloads shall be provided.

3.5.1.3 Flight Crew Communications

Provide capability to interface with the Orbiter Air-to-Ground and crew compartment intercom systems.


3.5.1.4 Closed Circuit Television (CCTV)

Provide capability to interface with the Orbiter CCTV system for remote television capability in the module. Services shall also be provided by the module to utilize Orbiter cameras systems (camcorders).

When dictated by payload requirements, video switching capability shall be provided in the SPACEHAB module to allow selection of one output to the Orbiter CCTV system from multiple payload or module cameras.

Provide capability to mount Orbiter CCTV's external to the module and located on the aft bulkhead to view the payload bay area behind the module.


3.5.1.5 Caution and Warning (C&W)

The module shall be compatible with the Orbiter C&W system for safety critical status.


3.5.2 MODULE-TO-PAYLOAD SERVICES


3.5.2.1 Monitoring and Control

Provide control and monitoring capability for payloads through the use of standard orbiter laptop computers, e.g., the PGSC, in order to standardize the crew-to-payloads interface.


3.5.2.2 Telemetry

To the extent that payload data is required in the JSC POCC, provide services for inclusion of payload data to the Orbiter downlink telemetry systems. Uplink commanding between the JSC POCC and the SPACEHAB payloads shall be provided when required.

For S/MM-06 the Contractor shall provide routing and installation of a customer-provided data cable from the EORF to a SPACEHAB module Experiment Connector Panel, configuration of the module downlink telemetry system to accept EORF data, pre-flight testing of the system with EORF data, and real-time throughput of the received telemetry data from the SPACEHAB POCC to the JSC Science Monitoring Area during the mission.

For S/MM-06, -08 and -09 the Contractor shall provide the capability to process simultaneously in the POCC both real time downlinked telemetry data from the Realtime Radiation Monitoring Device (RRMD) experiment, and RRMD experiment data recorded on board during Orbiter Loss Of Signal (LOS) periods for delayed playback.


3.5.2.3 Onboard Recording

Provides services for onboard recording of payload data using the Orbiter Payload Recorder.


3.5.2.4 Timing Signals

Provide the appropriate timing signal services for payload use. This shall include, but not be limited to Orbiter Mission Elapsed Time (MET) and Greenwich Mean Time (GMT) signals.


3.6 ELECTROMAGNETIC INTERFERENCE/COMPATIBILITY (EMI/EMC)

The SPACEHAB cargo element shall be compatible with the EMI/EMC requirements as specified in IGD-19001. Additional requirements are as follows:

a. The SPACEHAB module shall be capable of tolerating Ku-Band external radiation with no operational constraints on the Space Shuttle and without sustaining performance loss or degradation.

b. The Contractor shall be responsible for insuring that the payload complement meets all specifications for EMI/EMC between the payload and the Orbiter, the payload and the module and between payloads within the module and shall so certify. This certification is required by NASA as part of the overall SPACEHAB certification for flight.

4.7 EXTRAVEHICULAR ACTIVITY (EVA) COMPATIBILITY

The SPACEHAB shall be compatible with Space Shuttle EVA design requirements. The module, with any external payloads installed, shall not preclude EVA access to the Orbiter payload bay door contingency work areas with the payload bay doors closed.

3.8 DIRECT VIEWING

Direct viewing from the Orbiter aft flight deck toward the aft bulkhead is required for payload bay door operations. The SPACEHAB module, with any external payloads installed, shall not block this viewing.

4.0 CONTRACTOR INTEGRATION AND OPERATIONS RESPONSIBILITIES

4.1 SPACE SHUTTLE INTEGRATION SUPPORT

The Contractor shall provide the products and services to support NASA in the integration of the SPACEHAB cargo element into the Space Shuttle as defined in the standard Space Shuttle payload integration process (reference NSTS 07700 Volume XIV, Space Shuttle System Payload Accommodations). The Contractor shall provide generic and specific mission documentation. Items which are not considered standard Space Shuttle Program (SSP) integration services will be identified to the COTR.

4.2 FLIGHT DESIGN SUPPORT

The Contractor shall support NASA in the production of the integrated flight design for each SPACEHAB-Mir mission by providing cargo element data such as physical configuration, mass and volume, electrical power and energy requirements, orbiter attitude requirements and crew time utilization. Additionally, it is a requirement that the SPACEHAB module not impose any operational constraints or special requirements (e.g., launch window constraints, orbital attitude or inclination constraints, etc.) on the SSP flight design process.

4.3 MISSION TRAINING SUPPORT

The Contractor shall be responsible for planning and implementing an integrated training program for flight crew and ground personnel for each mission. The training program for each mission shall include participation by the Orbiter flight crew, the SPACEHAB Flight Control Team, JSC-Mission Operations Directorate personnel and payload developers and shall be documented by the Contractor in a Mission Training Plan (MTP).

4.3.1 SPACEHAB SYSTEMS TRAINING SUPPORT

The SSP is responsible for the training of flight crews and ground support personnel in the operation and maintenance of SPACEHAB module to Space Shuttle systems interfaces. As such, the SSP shall develop detailed crew training schedules and plans for use by the Contractor in each SPACEHAB-Mir mission's training cycle. The SSP is also responsible for Shuttle Mission Simulator (SMS) training of the integrated Space Shuttle and SPACEHAB module system.

Module systems training shall be performed by the Contractor at JSC where practical; otherwise, at other locations convenient to NASA/Contractor mission preparation activities and schedules. As a minimum, the Contractor shall be required to provide the following module systems training functions:

a. Systems familiarization briefings in the classroom covering nominal and off-nominal systems operations and maintenance.

b. Hands-on instruction in SPACEHAB module systems operations and maintenance using desktop computer trainers, module mockups, and one or more flight modules as appropriate to the training task. This hands-on training shall nominally precede SMS training, and shall include module systems up to Orbiter interfaces, as well as moduleOrbiter systems interactions.

c.  Participation in SMS joint integrated mission training sessions.

d. Instructional training documentation and material as appropriate to the training task.

e. Coordination of integrated training plans and schedules with NASA to avoid schedule conflicts and assure proper lesson content.

f. Updates to module data and contractor-provided training hardware as required to maintain a mission-specific training environment for each of the training aids/mockups defined in paragraph 4.3.3 below.


4.3.2 SPACEHAB PAYLOAD TRAINING

The contractor shall be responsible for the training of flight crews and ground support personnel in the operation and maintenance of SPACEHAB payloads and Contractor-provided mission support equipment.

This training may be performed directly by the Contractor or may be performed by individual payload sponsors, but in either case, the overall responsibility for effective SPACEHAB payload/logistics training rests with the Contractor. Traning shall be located/consolidated so as to limit requirements for NASA personnel travel. As a minimum, this traning shall include:

a. Development and provision of training curricula and reference material which have been previously verified by the Contractor as adequate to accomplish the objectives of the training lesson.

b. Provision of payload operations flight procedures and timelines which have been previously verified by the Contractor as technically correct and operationally achievable.

c. Provision of integrated payload operations training in a simulator or flight unit as appropriate. The training environment shall include high fidelity internal SPACEHAB cabin, payload, and support equipment configurations which are representative of a flight environment. Additionally, there shall be adequate availability of ground resources such as power, cooling, and data management to conduct integrated payload operations timelines.

d. Assistance to the NASA training team in the development of training plans for joint integrated simulations.


4.3.3 TRAINING AIDS AND MOCKUPS

The Contractor shall obtain and provide training aids for use in SPACEHAB operator training and flight procedures development. The Contractor shall provide for routine maintenance of the aids as required to keep them at an acceptable level of fidelity. A brief description of each required training aid follows; more specific information is provided in the SPACEHAB-Mir Payload Integration Plan (PIP), NSTS 21320.

a. For use with the NASA SMS located at NASA-JSC existing high fidelity, flight-like SPACEHAB Display and Control (D&C) panels which interface with the Orbiter subsystem (e.g., environmental control and life support, data management, fire suppression, and electrical power). Additionally, the Contractor shall provide the necessary data to develop SMS visual models and functional math models of the SPACEHAB structure, systems, and subsystems.

b. For use in the NASA Weightless Environment Test Facility (WETF) located at NASA-JSC the existing structural mockup of the SPACEHAB single module compatible with WETF requirements to support EVA crew training.

c. The existing high fidelity trainer for SPACEHAB module systems, subsystems, payloads, and support equipment, located at the SPACEHAB Payload Processing Facility (SPPF), Cape Canaveral, Florida. This trainer can be used for procedure validation and simultaneous training of two mission specialists for integrated payload operations. It must be capable of being configured as either a single or double module, and of interfacing with payload high fidelity mockups, engineering development units, or actual flight hardware to ensure the highest quality integrated orbital procedures training in module systems and payload operations. The mockup shall have internal dimensions and clearances which are consistent with those within the flight single and double modules.

d. The existing SPACEHAB module vertical access trainer, located at the SPPF in Cape Canaveral, Florida. This trainer is used for developing and validating procedures and hardware for late installation and removal of payload hardware into or from the module while in the vertical on the launch pad.

e. The contractor shall provide configuration control and maintenance of the existing SPACEHAB Intelligent Familiarization Trainer (SHIFT) located at NASA-JSC. The Contractor shall provide workstations as required for software maintenance. The Government will provide computer workstations as required for NASA ground and flight personnel training.

The institutional safety requirements that are required for this contract are restricted to the training and mockup provisions of subparagraphs b. (hardware) and the (software) above. Because these mockups and trainers fall within the province of JMI 8830.1. "Facilities Baseline Documentation," system safety requirements are applicable. To insure compliance with pertinent NASA policies and requirements and Federal, State, and local regulations for safety and health, environmental protection, and emergency preparedness, the Contractor will develop and implement a safety and health program in accordance with a Safety and Health Plan (DRL Line Item No. 11) as approved by NASA.

4.4     SPACEHAB MODULE SYSTEMS. CONFIGURATION AND STOWAGE DATA

The Contractor shall provide the Government with a SPACEHAB Systems Data Book (DRL Line Item No. 3) that is an accurate and comprehensive source of module systems operational data. This data shall be used by the Government for development of procedures, operational limits, flight rules, preflight mission design, and as flight reference material.

On a mission specific basis, the Contractor shall provide the Government with integrated SPACEHAB-Mir Mission Performance Analyses (DRL Line Item No. 4) which contain the technical data necessary to provide the Contractor and the Government with an understanding of the mission-unique performance parameters of the SPACEHAB systems, the module payloads, and the integrated SPACEHAB.

The Contractor shall provide the Government SPACEHAB-Mir cargo element Configuration Management Plan (DRL Line Item No. 5). This document shall provide the Government with insight into the Contractor's hardware/software configuration management system for the SPACEHAB and its payload interfaces.

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The Contractor shall provide to the Government a SPACEHAB/Mir cargo element
Stowage Management Plan (DRL Line Item No. 18) This plan shall document the process by which the payloads are stowed, and may be identified and located during all phases of flight. Payload removal/replacement and return of items carried to orbit on Russian spacecraft shall also be documented in this DRL.

4.5 DESIGN REVIEWS AND PROGRAM STATUSING

The Contractor is responsible for conducting reviews of the SPACEHAB module during the design and development process. During this process the Government shall be provided an opportunity to submit Review Item Discrepancies pertaining to the Space Shuttle/SPACEHAB module interfaces and operations. Government participation in the review process shall not unilaterally impose new requirements on the design. NASA and other agency participation in these reviews does not constitute approval of the design nor certificating as to its reliability.

The Contractor shall submit monthly Progress Reports (DRL Line Item No. 1) to the Government for its use in maintaining visibility of contract performance, current program status, technical accomplishment compared with planned activities and areas of concern.

Beginning in April 1995, quarterly SPACEHAB cargo element Mission Status Reviews will be held at McDonnell Douglas Aerospace, Huntsville, Alabama and will be chaired by the COTR. Presentations from the Contractor will be made, and formal, in-scope action items will be assigned.

4.6 PAYLOAD DOCUMENTATION

The Government shall identify to the Contractor beginning at approximately L-17 months the prioritized list of candidate payloads, including points of contact for payload information, to be accommodated by SPACEHAB for each SPACEHAB-Mir mission. This includes the payload complement to be carried to Mir and that to be returned.

After the mission complement is baselined by the Government, the Contractor is responsible for the definition, development and configuration control of all integration documentation for the payloads.

4.7 PAYLOAD INTEGRATION

For each SPACEHAB-Mir mission, the contractor shall perform an assessment of candidate payloads for their technical and operational compatibility when integrated into a total mission complement. For the initial baselining, and foe each proposed update to the Phase 1 Requirements Document (P1RD), the Contractor shall perform an informal assessment of candidate payloads for their technical and operational compatibility when integrated into a total mission complement. The results of this assessment shall be informally transmitted to the Government's Phase 1 Requirements Integrated Product Team as part of the Phase 1 manifesting process. For each approved update to the baseline, P1RD the Contractor shall develop and submit to the Government a Mission Requirements and Allocations Document (MRAD) (DRL Line Item No. 14) detailing how the approved requirements will be accommodated in SPACEHAB.

Once the manifest is approved by the Government, the Contractor is responsible for negotiating with the Government (the NASA-Mir Phase 1 Program Office and the SSP) a mission specific PIP Addendum, and associated PIP annexes defining the mission unique responsibilities, mission support requirements, and overall mission guidelines/constraints to meet the needs of the SPACEHAB cargo element.

To assist in Government and Contractor assessments of the mission feasibility of SPACEHAB-Mir payloads, the Contractor shall provide to the Government a generic Payload Interface Definition Document (IDD) (DRL Line Item No. 15) which shall define all payload to SPACEHAB module interfaces.

In order for the Government to maintain cognizance over the individual experiments, the Contractor shall provide NASA copies of all payload specific ICD's (DRL Line Item No. 6). The payload specific ICD's shall be organized such that they address, item by item, the interface requirements set for in the IDD.


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
4.8 SPACE SHUTTLE PROGRAM FLIGHT DOCUMENTATION

The Contractor is responsible for supporting the SSP in the generation of the flight procedures, malfunction data, support documentation, and the integrated mission timeline. As a minimum, the Contractor is responsible for the following:

a. SPACEHAB module systems operations flight documentation shall be jointly developed by NASA and the Contractor. An operations procedures plan for the SPACEHAB cargo element which defines the roles and responsibilities for all operations documentation products must be developed by the Contractor. This must address all the development, configuration control, verification, and Flight Data File production aspects including schedules for these products, and be approved by NASA.

b. All integrated SPACEHAB module systems Shuttle flight procedures, mission timelines and SPACEHAB module system flight procedures and associated changes shall be the responsibility of NASA/JSC with appropriate inputs from the Contractor through the standard integration documentation process as defined in paragraph 4.9. All joint ground procedures will be jointly defined and approved and shall be documented in the appropriate PIP annexes.

c. All SPACEHAB payload flight procedures and timelines shall be the responsibility of the Contractor to develop and produce as defined in the operations procedures plan. All procedures shall meet the Space Shuttle crew procedures preparation and production standards. The NASA-generated flight plan shall be the overall controlling document and the Contractor-generated payload timelines must operate within the crew time allotted by the flight plan.

d. Results of the Contractor's control process, procedure validation process and documentation production process must be reviewed by the NASA/JSC Crew Procedures Control Board periodically to ensure timely product delivery and coordination with other mission documentation.

e. All Contractor-generated documentation is required to be a part of the flight specific Flight Operations Review (FOR) package and is subject to all changes approved by the FOR Board without additional approval by the Contractor control process.

4.9 INTEGRATION DOCUMENTATION

The Contractor is responsible for performing those functions necessary to ensure the integration of the SPACEHAB module into the Space Shuttle.

The Space Shuttle standard integration documentation shall be utilized to integrate the module into the Space Shuttle. The primary documentation to ensure proper integration of the SPACEHAB into the SSP shall consist of the SPACEHAB-Mircore PIP, NSTS 21320 with the PIP Addendum, annexes, and appropriate ICD's for each mission.

The core PIP and its mission-specific Addenda shall be jointly approved by NASA and the Contractor. PIP changes, PIP annexes, unique ICD (or ICD addendum), and associated change shall be jointly approved by NASA and the Contractor. Configuration control shall be initiated upon signature approval.

The NASA-JSC shall maintain configuration control of the cited documentation in accordance with Mission Integration Control Board Configuration Management Procedures, NSTS 18468, with the exception of the Launch Site Support Plan Annex, which will be maintained by the NASA-KSC in accordance with instructions for KSC Crew Procedures Configuration Control Board Operations, KSC K-CM-04.2.

4.10 MISSION SUPPORT DATA

The Contractor is responsible for developing an electronic Mission Support Data
(MSD) repository (DRL Line Item No. 8) containing SPACEHAB module systems data and data for payloads that are candidates for

SPACEHAB cargo element accommodations. The MSD repository shall be maintained by the Contractor with current module systems and payload data. The data shall reflect such information as key project status, technical and systems data, operational requirements and constraints, systems operating specifications and limits, and background on payload objectives. This data is to be used by the Contractor and NASA in supporting the identification of specific payload complements and to aid in the integration documentation work required for SPACEHAB-Mir mission manifesting.

This information shall reside in an electronic format accessible by personal computers within the NASA Mir Phase 1 Program Office and the SPACEHAB Project Group (SPG) at NASA-JSC, and at the Contractor's facilities. The MSD repository shall be protected against unauthorized access, Access, word processing and spreadsheet software shall be compatible with NASA-JSC standards and available commercially.

4.11 SPACEHAB INTEGRATION FACILITY

The Contractor is responsible for payload integration into the SPACEHAB module in a Contractor-provided facility and shall provide the personnel and GSE to accomplish these operations.

4.12 SPACEHAB FLIGHT SUPPORT TEAM

The Contractor shall support mission operations for the SPACEHAB cargo element by providing a ground support team that is trained and operates in conjunction with the Space Shuttle and Mir Flight Control Teams. The SPACEHAB support team shall participate in Joint Integrated Simulations (JIS's) from the JSC. POCC and the CSR, conducted by NASA, to perform integrated mission training. The Contract shall support real time operations with this same team as defined in Paragraph 6.2 of the Statement of Work.

5.0 INTERFACE REQUIREMENTS

5.1 SPACEHAB-TO-ORBITER INTERFACE REQUIREMENTS

5.1.1 INTERFACE

The interface between the SPACEHAB module and the Orbiter shall be developed by the SSP utilizing the standard Shuttle/payload interface documentation. The module must be compatible with the Orbiter mechanical, structural, materials, electrical, avionics, and environmental interfaces as defined in the appropriate SSP documents. These documents are included in NSTS 07700, Volume XIV, Space Shuttle System Payload Accommodations and supporting documents. The interface documentation between the SPACEHAB module and the Orbiter shall be developed by the SSP utilizing the Shuttle Orbiter/Cargo Standard Interfaces, ICD-2-19001.

5.1.2 EVA REQUIREMENTS

The module shall be compatible with existing EVA capabilities and NASA Mir Program EVA planning. An existing Spacelab tunnel adapter may be used to provide an egress/ingress location for EVA.

5.2 SPACEHAB-TO-PAYLOAD INTERFACE REQUIREMENTS

5.2.1 INTERFACE

The Contractor shall integrate the payloads into the SPACEHAB module. The interface documentation between the SPACEHAB system and the payloads shall be developed by the Contractor utilizing Contractor-prepared payload interface documentation. This documentation shall be compatible with the comparable SSP documentation systems and formats.

5.2.2 PAYLOAD REQUIREMENTS

The individual payloads shall be integrated into a compatible complement of payloads strategically located in the SPACEHAB module to facilitate optimum use of SPACEHAB resources and Orbiter services.

6.0     INTEGRATED OPERATIONS

6.1     INTEGRATED OPERATIONS PLANNING

In addition to identifying the SPACEHAB cargo element operational requirements and constraints in the appropriate SSP integration documentation, the Contractor shall develop, maintain and utilize a Mission Integration and Operation Management Plan (DRL Line Item No. 8).

This plan shall define the various operations processes, schedules, and interface requirements used by the contractor to manifest payloads for a mission, prepare the SPACEHAB module and its payload complement for flight, support orbital operations, manage the associated data, and return payloads to their sponsors post flight. This plan shall be approved by the COTR and shall describe the following principal functions as a minimum:

a.      User manifesting and integration

b.      NASA-Mir Program support

c.      Configuration control and process

d.      Payload flight operations documentation preparation

e.      Stowage Management and on-orbit logistics support

f.      SPACEHAB systems and payload operations training

g.      Ground facility utilization

h.      Data and software management

i.      Simulations and flight operations support

6.2     FLIGHT OPERATIONS SUPPORT

The Contractor shall provide to the Government flight-ready Payload Flight Operations Procedures and Timelines (DRL Line Item No. 9). These documents shall be delivered according to established NASA preflight milestones and shall be used to support crew training, integrated simulations and flight operations. Contractor and user support personnel, during integrated mission simulations and during flight, shall be located at the JSC and shall utilize the JSC POCC and CSR facilities.

The JSC POCC shall be utilized for the SPACEHAB cargo element operations support personnel and the CSR for program management support. For JSC POCC capabilities, reference the POCC Capabilities Document, NSTS 21063.

6.3     GROUND OPERATIONS

Because of the potential for unforeseeable delays in the launch schedule of the Space Shuttle Program changes to the SPACEHAB-Mir launch dates given in Section
2.1 are likely to occur and are recognized as being beyond the Contractors' ability to control. The effort required by the Contractor to adjust his ground operations schedules and processes to those in support of the SSP ground processing schedules shall be considered within the scope of this contract unless the total contract period of performance is lengthened, or unless SSP schedules do not allow the Contractor at least 45 working days in the SPPF for module processing between missions.

6.3.1 LAUNCH SITE INTEGRATION

All Space Shuttle payload integration operations and testing at the launch and landing site are scheduled and controlled by NASA-KSC Payload Operations personnel.

6.3.2 CONTRACTOR KSC SUPPORT

The Contractor shall support the Orbiter interface verification and launch processing with personnel and GSE. Procedure inputs shall be provided in accordance with KSC procedure development schedules and reviews and meetings as stated in the KSC Launch Site Support Plan.

6.3.3 DELIVERY TO KSC

The Contractor shall transport the SPACEHAB module from the SPPF to KSC and deliver it to the O&C Facility for vertical installation into the Orbiter in accordance with the schedule defined in Figure 2.

6.3.4 KSC FACILITY COMPATIBILITY

The SPACEHAB flight hardware and any Contractor-supplied GSE to be used at KSC in support of SPACEHAB module vertical installation integration and launch processing shall be compatible with existing KSC facility resources and capabilities. Any needed change shall be defined and funded by the Contractor.

6.3.5 FIT CHECKS

The Contractor shall support fit checks as required by the PIP at KSC for any Spacehab Inc.-provided flight item that has been approved by the SSP for middeck installation into the Orbiter. New or modified equipment to be installed by the crew for the first time on orbit must be fit checked pre-flight (e.g. at the Crew Equipment Interface Test).

6.3.6 LATE ACCESS

The Contractor shall negotiate with the SSP through the PIP for resolution of any flight hardware issues regarding late pad (after payload bay door closure) access that could potentially impact the Orbiter closeout timeline for launch. The Contractor is responsible for installation of late access payloads into the SPACEHAB module. Late access to the module at KSC for payload installation at approximately L-2 weeks using the Module Vertical Access Kit (MVAK)s is planned for all SPACEHAB-Mir missions. A second late MVAK loading opportunity at approximately L-40 hours shall not be precluded on any mission.

6.3.7 LAUNCH SUPPORT

The Contractor shall coordinate his operations with, and participate in, KSC launch operation (e.g., real-time pre-launch and landing operations) associated with each mission. Launch and landing operations support will be provided from the Launch Control Center (LCC) at KSC or other locations as appropriate.

6.3.8 SCRUB TURNAROUND

The Contractor shall obtain prior approval from the SSP through the PIP for any module payload that would require access/replacement prior to the next launch attempt.

6.3.9 END-OF-MISSION ACCESS

The Contractor shall negotiate with the SSP through the PIP for early module access at the end of a mission. In concern with KSC landing and recovery personnel and if necessary to meet payload complement requirements, the Contractor shall provide the support necessary including GSE, for the accomplishment of approved payload early removal from the module at the primary and first alternate landing sites. At the primary landing site the Contractor shall be ready to support a landing at any time after launch. At the first alternate landing site the Contractor shall be ready to support a landing at any time after Docking + 48 hours, if Shuttle-Mir docking is successful. If not successfully accomplished, support will be on a best effort basis. If necessary to provide timely support at the first alternate landing site, the Contractor shall preposition GSE there to support payload removal on all SPACEHAB-Mir missions. The Contractor shall have in place a rapid response plan to move the necessary personnel and equipment to other alternate or abort landing sites if so directed.

6.3.10  RETURN TO THE SPPF

The Contractor shall be responsible for providing return transportation of the module from KSC to the SPPF after post-mission deintegration. Under normal conditions (a Space Shuttle landing at KSC after a nominal duration mission) the module is expected to be returned to the Contractor for transportation to the SPPF 10 days after landing. To allow completion of contract activity within R+45 days after S/MM-KSC will be requested to expedite module turnover to the Contractor. Under normal conditions this can be accomplished within 8 days after landing.

7.0  SAFETY

The Contractor is responsible for assuring that the SPACEHAB cargo element and the GSE (including interfaces and operations) are safe. The SPACEHAB module and GSE design and operations must comply with the safety requirements defined herein. Payload compliance with the safety requirements is assessed by the SSP through four phases each of flight and ground safety reviews and safety certification. Successful completion of these safety reviews and of the safety certifications are prerequisites for approval by the SSP for ground processing and flight.

The Contractor shall provide flight and ground safety data for the integrated payload element to the SSP as specified by NSTS 13830, Implementation Procedure for NSTS Payloads System Safety Requirements. Separate flight and ground Safety Analyses and Hazard Analyses reports (DRL Line Item No. 7) will be provided as phased submittals to the JSC and KSC Payload Safety Review panels (PSRP). Russian payload elements carried to/from Mir shall be independently certified to be safe for flight and for ground processing at KSC or any alternate landing facility. The Contractor will coordinate the inclusion of required safety data for these pre-certified Russian payload elements into the integrated flight and ground safety data packages, and will document any integrated hazards created by the combination of the Russian payload elements with the SPACEHAB module and subsystems. All analyses and supporting data required to address these integrated hazards will be provided to the Contractor for their use.

At the time of delivery of the payload hardware, the Contractor shall obtain a Payload Configuration Certification from each payload provider which shall certify that the hardware provided is identical in configuration and construction to the hardware described at the Phase III Flight and Ground Safety reviews.

7.1  SPACEHAB MODULE DESIGN AND FLIGHT OPERATIONS REQUIREMENTS

The SPACEHAB module design (including interfaces and operations) shall comply with the requirements of NSTS 1700.7B, Safety Policy and Requirements for Payloads Using the Space Transportation System. Interpretations or clarification of these requirements are contained in NSTS 18798, Interpretations of NSTS Payload Safety Requirements. The module shall meet these requirements at the launch/landing sites and during flight operations and ferry flights.

7.2  GSE DESIGN AND GROUND OPERATIONS REQUIREMENTS

The SPACEHAB module and GSE design (including interfaces and operations) shall comply with the requirements of NSTS 1700.7B and KHB 1700.7, Space Transportation System Payload Ground Safety Handbook, for launch site processing and post-landing operations including abort, contingency, and emergency landings.

7.3     SAFETY AND REVIEW REQUIREMENTS

The implementation of safety requirements of NSTS 1700.7B and KHB 1700.7 shall be accomplished by NSTS 13830, Implementation Procedure for Space Shuttle Payloads System Safety Requirements.

The safety documentation shall be provided by the Contractor to the appropriate NASA organization for each safety review. The safety review meeting shall be scheduled approximately 45 days after the receipt of a data submittal acceptable to the Payload Safety Review Panel (PSRP).

8.0     MAJOR MILESTONES

In order to assure compatibility of the SPACEHAB cargo element with the NASA-Mir program, the milestones presented in Figure 2 must be met.

9.0     APPLICABLE DOCUMENTS FOR THE NASA-MIR PROGRAM

In performing its obligations under this contract, the Contractor shall use the current issue of the following documents:

1. NSTS 07700, Volume XIV: Space Shuttle System Payload Accommodations, with Appendices 1-10

2. NSTS 07700, Volume XIV, Attachment 1, ICD 2-19001: Shuttle Orbiter/Cargo Standard Interfaces

3. NSTS 1700.7B: Safety Policy and Requirements for Payloads using the Space Transportation System (STS)

4. NSTS 13830: Implementation Procedure for STS Payloads System Safety Requirements

5.      NSTS 21063-POC-CAP: POCC Capabilities Document

6.      KHB 1700.7: Space Shuttle Payload Ground Safety Handbook

7. NSTS 18468: Mission Integration Control Board Configuration Management Procedures

8. KSC K-CM-04.2: Instructions for KSC Crew Procedures Configuration Control Board Operations

9.      NSTS 18798: Interpretations of NSTS Payload Safety Requirements

10. NSTS 21320. Shuttle/Mir Mission (S/MM)(SPACEHAB-Mir) Payload Integration Plan with Addenda

11.     ICD-A-21095. Shuttle Orbiter/SPACEHAB Cargo Element Interface Control
        Document

                                 SPACEHAB--MIR
                      GENERIC PAYLOAD INTEGRATION SCHEDULE

[DESCRIPTION OF ALL DUE DATES FOR LAUNCH INTEGRATION REVIEWS AND SAFETY REVIEWS]

                                 SPACEHAB--MIR
                      GENERIC PAYLOAD INTEGRATION SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       I. MINUS MONTHS
-----------------------------------------------------------------------------------------------------------------------------------
*JOINT  +P/L  #SSP           34 33 32 31 30 29 28 27 26 25 24 23 22 21 20 19 18 17 16 15 14 13 12 11 10 9 8 7 6 5 4 3 2 1 0 1 2 3 4
-----------------------------------------------------------------------------------------------------------------------------------
PIP STATUS
  FLIGHT SPECIFIC                                                                #DRAFT (17.0)
                                                                                         *B/L (14.0)
-----------------------------------------------------------------------------------------------------------------------------------
EXPERIMENT
  EXPERIMENT MANIFEST                                                         +PREL (18.0)
                                                                                      +B/L (15.0)
-----------------------------------------------------------------------------------------------------------------------------------
ICD STATUS
  FLIGHT SPECIFIC                                                                     #DRAFT (15.0)
                                                                                             *B/L (13.0)
-----------------------------------------------------------------------------------------------------------------------------------
PIP ANNEXES
  ANNEX-1 PAYLOAD DATA                                                                    +SUB (14.0)
                                                                                                #DRAFT (12.0)
                                                                                                   +SIGN (11.0)
                                                                                                       *B/L (10.0)
                                                                                                                    +UPDATE (3.0)
  ANNEX-2 FLT PLANNING/PT 1                                                               +SUB (14.0)
                                                                                                   #DRAFT (11.0)
                                                                                                              +SIGN (6.0)
                                                                                                                *B/L (5.0)
  ANNEX-2 FLT PLANNING/PT 2                                                                  +SUB (13.0)
                                                                                                          #DRAFT (8.0)
                                                                                                            +SIGN (7.0)
                                                                                                              *B/L (6.0)

                                 SPACEHAB--MIR
                      GENERIC PAYLOAD INTEGRATION SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       I. MINUS MONTHS
-----------------------------------------------------------------------------------------------------------------------------------
*JOINT  +P/L  #SSP           34 33 32 31 30 29 28 27 26 25 24 23 22 21 20 19 18 17 16 15 14 13 12 11 10 9 8 7 6 5 4 3 2 1 0 1 2 3 4
-----------------------------------------------------------------------------------------------------------------------------------
ANNEX-3 FOSA                                                                                 +SUB (13.0)
                                                                                                      #DRAFT (10.0)
                                                                                                          +SIGN (8.0)
                                                                                                              *B/L (6.0)
ANNEX-4 COMMAND & DATA                                                                    +SUB (14.0)
                                                                                          #DRAFT (12.0)
                                                                                                   +SIGN (11.0)
                                                                                                   *FINAL B/L (11.0)
                                                                                                             +FNL UPD (6.7)
ANNEX-5 POCC                                                                              +SUB (14.0)
                                                                                                #DRAFT (12.0)
                                                                                                   +SIGN (11.0)
                                                                                                     *B/L (10.5)
ANNEX-6 CREW COMP                                                                           +SUB (13.0)
                                                                                                  #DRAFT (11.5)
                                                                                                       +SIGN (10.0)
                                                                                                         *B/L (9.0)
ANNEX-8 LAUNCH SITE SUP                                     +SUB TO PRELIM (24.0)
                                                                          #PRELIM PUB (19.0)
                                                                                +SUB TO B/L (17.5)
                                                                                          #B/L COMP (14.0)
                                                                                                *SIGN (12.0)

                                 SPACEHAB--MIR
                      GENERIC PAYLOAD INTEGRATION SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       I. MINUS MONTHS
-----------------------------------------------------------------------------------------------------------------------------------
*JOINT  +P/L  #SSP           34 33 32 31 30 29 28 27 26 25 24 23 22 21 20 19 18 17 16 15 14 13 12 11 10 9 8 7 6 5 4 3 2 1 0 1 2 3 4
-----------------------------------------------------------------------------------------------------------------------------------
  ANNEX-9 VERIFICATION                                                                       +SUB (13.0)
                                                                                                #DRAFT (12.0)
                                                                                                            *B/L (7.0)
-----------------------------------------------------------------------------------------------------------------------------------
FLIGHT OPERATIONS
  FLIGHT PLAN                                                                                         #PREL (10.0)     #FINAL (1.0)
                                                                                                                  #BASIC (4.0)
  PYLD CREW ACTIVITY PLAN                                                                         +PREL (11.4)         +FINAL (1.0)
                                                                                                                  +BASIC (4.0)
  PYLD FLIGHT DATA FILE                                                                                           +(4.0)
                                                                                                                 FINAL (1.0) +
-----------------------------------------------------------------------------------------------------------------------------------
ENGINEERING
  LOADS ANALYSIS                                                       #STS MODEL (20.0)
                                                                                        +DES RPT (14.5)
                                                                                                      +MODEL (10.0)
  LOADS VERIFICATION                                                                                           #RPT (5.5)
                                                                                                                  *VAR (4.0)
  THERMAL ANALYSIS                                                                    +DES RPT (15.5)
                                                                                      +MODEL (15.5)
  THERMAL VERIFICATION                                                                                      #RPT (6.2)
  EMC TEST DATA                                                                        +SUB (15.0)                +FINAL (4.0)
  THERMAL BLANKET DATA                                                                                          +SUB (5.0)
  ACOUSTIC TEST DATA                                                                                              +SUB (4.0)
                                                                                                                  FINAL (2.0) +
-----------------------------------------------------------------------------------------------------------------------------------
HARDWARE DELIVERY
  CUSTOMER HARDWARE                                                                                                  ??????????
  ??? MILLSTONE ?????????                                                                            ??? ???? (3.5) +
-----------------------------------------------------------------------------------------------------------------------------------

                                 SPACEHAB--MIR
                      GENERIC PAYLOAD INTEGRATION SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       I. MINUS MONTHS
-----------------------------------------------------------------------------------------------------------------------------------
*JOINT  +P/L  #SSP           34 33 32 31 30 29 28 27 26 25 24 23 22 21 20 19 18 17 16 15 14 13 12 11 10 9 8 7 6 5 4 3 2 1 0 1 2 3 4
-----------------------------------------------------------------------------------------------------------------------------------
TRAINING
  SPACEHAB SYSTEMS TRNG
    FAMILIARIZATION                                                                             +START (12.0)
                                                                                                      +COMP (10.0)
    SHIFT TRAINING                                                                                    +START (10.0)
                                                                                                                  +COMP (4.0)
  EXPERIMENT TRAINING
    FAMILIARIZATION                                                                             +START (12.0)
                                                                                                           +COMP (7.5)
    HANDS-ON                                                                                          +START (10.0)
                                                                                                                  +COMP (4.0)
    TIMELINE TRAINING                                                                                      +START (7.5)
                                                                                                            COMP (2.0) +

  READY FOR INTEGRATED
  SMS TRAINING                                                                                                    *(4.0)
  INTEGRATED MISSION
  TRAINING                                                                                                        *(4.0)
-----------------------------------------------------------------------------------------------------------------------------------
OPTIONAL SERVICES

                                      C-35